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                                                                    EXHIBIT 10.3

                            THE BON-TON STORES, INC.

                           RESTRICTED STOCK AGREEMENT
                           --------------------------

     This is a Restricted Stock Agreement dated as of ____________ ("Agreement"), between The Bon-Ton Stores, Inc. (the "Company") and the undersigned ("Grantee").

     1. Definitions. As used herein:


          (a) "Date of Grant" means __________ the date on which the Company awarded the Restricted

Stock.

          (b) "Forfeiture Date" means any date during the Restricted Period on which Grantee's employment with the Company or an Affiliate of the Company terminates for any reason other than as provided in Section 5 of this Agreement.

          (c) "Plan" means The Bon-Ton Stores, Inc. Amended and Restated 2000 Stock Incentive Plan, as amended from time to time.

          (d) "Restricted Period" with respect to any shares of Restricted Stock means the period beginning on the Date of Grant and ending on the Vesting Date for such shares.

          (e) "Vesting Date" means the earlier of: (i) the date of Grantee's termination of employment by reason of death or disability, and (ii) the date set as the "Vesting Date" pursuant to Paragraph 2.

     All other capitalized terms used herein shall have the meaning set forth in the Plan.

     2. Grant of Restricted Stock. Subject to the terms and conditions set forth herein and in the Plan, the Company grants to Grantee _______ shares of the Company's Common Stock, par value $.01 (the "Restricted Stock"). The Restricted Stock shall vest [on ______________.] in installments with each installment vesting on the Vesting Date set forth below for the number of shares set across from such Vesting Date.

                           Vesting Date                       Number of Shares
                           ------------                       ----------------
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     3. Restrictions on Restricted Stock. Subject to the terms and conditions set forth herein and in the Plan, Grantee shall not be permitted to sell, transfer, pledge or assign any Restricted Stock during such shares' Restricted Period.

     4. Lapse of Restrictions. Subject to the terms and conditions set forth herein and in the Plan, the restrictions on Restricted Stock set forth in Paragraph 3 shall lapse on such shares' Vesting Date; provided, however, that on such Vesting Date Grantee is, and has continuously been, an employee of the Company or an Affiliate of the Company during such shares' Restricted Period.

     5. Forfeiture of Restricted Stock. Subject to the terms and conditions set forth herein and in the Plan, if Grantee's employment with the Company or an Affiliate of the Company terminates during the Restricted Period for any reason other than death or disability, within the meaning of subsection 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), Grantee shall forfeit any Restricted Stock still subject to restrictions as of the Forfeiture Date. Upon a forfeiture of any shares of Restricted Stock as provided in this Paragraph 5, the shares of Restricted Stock so forfeited shall be reacquired by the Company without consideration.

     6. Rights of Grantee. Except for the restrictions set forth in Paragraph 3, during the Restricted Period Grantee shall have all of the rights of a shareholder with respect to the Restricted Stock, including the right to vote the Restricted Stock to the same extent that such shares could be voted if they were not subject to the restrictions set forth in this Agreement.

     7. Change of Control of Company. In the event of a Change of Control, the Committee may take whatever action with respect to the Restricted Stock it deems necessary or desirable, including, without limitation, removing any restrictions or imposing any additional restrictions on such Restricted Stock.

     8. Notices. Any notice to be given to the Company shall be addressed to the Controller of the Company at its principal executive office, and any notice to be given to Grantee shall be addressed to Grantee at the address then appearing on the personnel records of the Company or the Affiliate of the Company by which he or she is employed, or at such other address as either party hereafter may designate in writing to the other. Any such notice shall be deemed to have been duly given when personally delivered, by courier service such as Federal Express, or by other messenger, or when deposited in the United States mail, addressed as aforesaid, registered or certified mail, and with proper postage and registration or certification fees prepaid.

     9. Securities Laws. The Committee may from time to time impose any conditions on the Restricted Stock as it deems necessary or advisable to ensure that all rights granted under the Plan satisfy the conditions of Rule 16b-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended.


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     10. Delivery of Shares. Upon a Vesting Date, the Company shall notify
Grantee (or Grantee's personal representative, heir or legatee in the event of Grantee's death) that the restrictions on an installment of Restricted Stock have lapsed, and shall, without payment from Grantee for such Restricted Stock, upon such Grantee's request deliver a certificate for such Restricted Stock without any legend or restrictions, except for such restrictions as may be imposed by the Committee, in its sole judgment, under Paragraph 9, provided that no certificates for shares will be delivered to Grantee (or to his or her personal representative, heir or legatee) until appropriate arrangements have been made with the Company for the withholding of any taxes which may be due with respect to such shares. The Company may condition delivery of certificates for shares upon the prior receipt from Grantee of any undertakings which it may determine are required to assure that the certificates are being issued in compliance with federal and state securities laws. The right to payment of any fractional shares shall be satisfied in cash, measured by the product of the fractional amount times the Fair Market Value of a share on the Vesting Date.

     11. Status of Restricted Stock. The Restricted Stock is intended to constitute property that is subject to a substantial risk of forfeiture during the Restricted Period, and subject to federal income tax in accordance with section 83 of the Code. Section 83 generally provides that Grantee will recognize compensation income with respect to each installment of the Restricted Stock on such installment's Vesting Date in an amount equal to the then fair market value of the shares for which restrictions have lapsed. Alternatively, Grantee may elect, pursuant to Section 83(b) of the Code, to recognize compensation income for all or any part of the Restricted Stock at the Date of Grant in an amount equal to the fair market value of the Restricted Stock subject to the election on the Date of Grant. Such election must be made within 30 days of the Date of Grant and Grantee shall immediately notify the Company if such an election is made. Grantee should consult his or her tax advisors to determine whether a Section 83(b) election is appropriate.

     12. Administration. This Award has been granted pursuant to and is subject to the terms and provisions of the Plan. All questions of interpretation and application of the Plan and this Award shall be determined by the Committee. The Committee's determination shall be final, binding and conclusive.

     13. Award Not to Affect Employment. Nothing herein contained shall affect the right of the Company or any Affiliate to terminate Grantee's employment, services, responsibilities, duties, or authority to represent the Company or any Affiliate at any time for any reason whatsoever.

     14. Withholding of Taxes. Whenever the Company proposes or is required to deliver or transfer shares in connection with this Award, the Company shall have the right to (a) require Grantee to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such shares or
(b) take whatever action it deems necessary to protect its interest with respect to tax liabilities.


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     15. Governing Law. The validity, performance, construction and effect of this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of law.

     16. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     IN WITNESS WHEREOF, the parties, intending to be legally bound, have executed this Agreement as of the day and year first above written.


                                          THE BON-TON STORES, INC.


                                          By:_________________________






                                          ____________________________




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